                                                                    EXHIBIT 99.1

                     (HARVEST NATURAL RESOURCES LETTERHEAD)

                       HARVEST NATURAL RESOURCES ANNOUNCES
                           FIRST QUARTER 2003 RESULTS


         HOUSTON, Texas (May 7, 2003) - Harvest Natural Resources, Inc. (NYSE:
HNR) today reported a net loss of $15.5 million, or $0.44 per diluted share, including the effects of $16.6 million non-cash equity losses which reduced the carrying value of its Russian affiliate that resulted from lower Russian domestic oil prices. These results compare with the $1.5 million, or $0.04 per diluted share, for the same period last year. Net income from consolidated companies was $1.1 million for the 2003 first quarter compared with $1.4 million for the quarter ended March 31, 2002. Net cash provided by operating activities increased to $11.2 million compared with $8.5 million for the quarter ended March 31, 2002.

         Oil production and sales for the 2003 first quarter was 1.2 million barrels, approximately half of the 2.5 million barrels produced and sold during the same period last year. Production was completely shut in during all of January and part of February 2003 due to national civil work stoppage in Venezuela. The Company restarted oil production on February 8, 2003.

         Harvest President and Chief Executive Officer, Dr. Peter J. Hill, said, "We are pleased net income from consolidated companies was positive and net cash provided by operating activities increased considering the substantial reduction of production in Venezuela. Results reflect higher oil prices received in this quarter compared with last year and lower costs of operations. The efficiency of our shut-down and the subsequent start-up of our production mitigated the impact of the civil work stoppage in Venezuela to the extent possible. Current oil production, in the 23,000 to 25,000 barrels of oil per day (Bopd) range, is in line with our previous guidance."

         Dr. Hill added that, "While oil prices realized by Geoilbent were generally higher quarter over quarter, prices in the domestic Russian market have deteriorated since year end which required Geoilbent to write down the carrying value of their reserves in compliance with full cost accounting rules."

         The Company received an average of $15.34 per barrel for 2003 first quarter sales, an increase of $4.61 per barrel, compared with the $10.73 per barrel average for the same period last year. Harvest's Venezuelan company has a West Texas Intermediate oil put with a strike price of $30 per barrel for 10,000 Bopd from March 1, 2003 through December 31, 2003. The put has the economic effect of hedging approximately 80 percent of projected production through year end.

         Hill said, "The Venezuelan natural gas sales pipeline and infrastructure projects are on schedule with first gas production expected in the fourth quarter this year. Initial production is expected to be in the 40 million cubic feet per day range, gradually increasing to 70 million cubic feet per day in 12 to 18 months. We intend to drill three oil wells in the East Bombal Field this year to produce a portion of the oil before developing the field's natural gas potential in late 2004 and 2005. The first East Bombal oil development well was spud, as planned, on April 28, 2003."

         Hill continued, "2003 is a transition year to long-term growth. The gas project should enable us to increase oil production in our Uracoa Field during 2004 by eliminating the current natural gas handling volume restrictions at the processing plant and enabling us to drill future oil wells into an area just below the gas cap. Production this year is projected to average 22,000 to 25,000 barrels of oil equivalent per day (Boepd). Average production for 2004 is projected to increase to 31,000 to 36,000 Boepd. This is a significant production increase that we expect to achieve over the next 18 months or so as our gas project is completed and our production mix changes."

         The Company owns 34 percent of LLC Geoilbent, a Russian limited liability company which produces and sells oil from the Western Siberian Basin. Geoilbent's production for the quarter ended December 2002 was 1.5 million barrels of which 1.0 million barrels were sold into the domestic market at an average price of $10.09 per barrel and 0.5 million barrels were sold into the export market at an average price of $22.79 per barrel. This compares with production for the same period of the previous year of 1.9 million barrels of which 1.2 million barrels were sold in to the domestic market at an average price of $8.92 per barrel and 0.7 million barrels were sold into the export market at an average price of $21.43 per barrel. Geoilbent suspended drilling in mid-2002 to conduct various studies to improve drilling and completion procedures and reservoir management. The Company includes Geoilbent results in its financial statements as an equity investment with a one quarter lag.

         Due to low domestic oil prices in Russia, Geoilbent was required to take a $50 million non-cash full cost ceiling test charge. As a result of Harvest's 34 percent ownership interest in Geoilbent, it has recorded a non-cash $16.6 million equity loss including its $17 million proportionate interest in the ceiling test charge. Currently, domestic oil prices are approximately $4.00 to $5.00 per barrel, well below recent historic averages during the spring and early summer months. Geoilbent is required to sell about two-thirds of its production into the domestic market.

         Harvest Natural Resources, Inc. headquartered in Houston, Texas, is an independent oil and gas exploration and development company with principal operations in Venezuela and Russia. For more information visit the Company's website at www.harvestnr.com.


CONTACT:
Steven W. Tholen
Senior Vice President, Chief Financial Officer
(281) 578-8020

This press release may contain "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from the Company's expectations due to changes in operating performance, project schedules, oil and gas demands and prices, and other technical and economic factors.

                         HARVEST NATURAL RESOURCES, INC.
                           CONSOLIDATED BALANCE SHEETS
                             ($ millions, unaudited)

                                                                         March 31,       December 31,
                                                                           2003              2002
                                                                       ------------      ------------
ASSETS:

CURRENT ASSETS:
        Cash and equivalents                                           $       61.8      $       64.5
        Deposits and restricted cash                                             --               1.8
        Marketable securities                                                  27.1              27.4
        Accounts receivable, net                                               29.4              35.4
        Commodity hedging contract                                             10.8                --
        Prepaid expenses and other                                              2.6               3.0
                                                                       ------------      ------------
              Total current assets                                            131.7             132.1

OTHER ASSETS                                                                    2.4               2.5

DEFERRED INCOME TAXES                                                           3.4               4.1

INVESTMENTS IN AND ADVANCES TO AFFILIATED COMPANIES                            35.7              51.8

PROPERTY AND EQUIPMENT, net                                                   153.8             144.8
                                                                       ------------      ------------

                TOTAL ASSETS                                           $      327.0      $      335.3
                                                                       ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES:
        Accounts payable                                               $        6.1      $        3.8
        Accrued expenses                                                       20.3              20.7
        Accrued interest                                                        3.6               1.4
        Asset retirement liability                                              4.3                --
        Income taxes payable                                                    5.6               6.9
        Commodity hedging contract payable                                       --               0.4
        Current portion of long-term debt                                       2.2               1.9
                                                                       ------------      ------------
             Total current liabilities                                         42.1              35.1

LONG TERM DEBT                                                                101.6             104.7

COMMITMENTS AND CONTINGENCIES                                                    --                --

MINORITY INTEREST                                                              25.0              24.1

STOCKHOLDERS' EQUITY:
        Common stock and paid-in capital                                      174.1             174.0
        Retained deficit                                                      (15.2)              0.2
        Accumulated other comprehensive income                                  2.6                --
        Treasury stock                                                         (3.2)             (2.8)
                                                                       ------------      ------------
             Total stockholders' equity                                       158.3             171.4

                 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $      327.0      $      335.3
                                                                       ============      ============

                         HARVEST NATURAL RESOURCES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
         (in thousands except per BOE and per share amounts, unaudited)

THREE MONTHS ENDED:                                                      March 31, 2003                      March 31, 2002
-------------------                                              ------------------------------      ------------------------------

Barrels of oil sold                                                     1,227                               2,539

Average price/barrel                                             $      15.34                        $      10.73
                                                                 ------------      ------------      ------------      ------------
                                                                      $               $/BOE               $               $/BOE
                                                                 ------------      ------------      ------------      ------------
REVENUES:
  Oil sales                                                      $     19,390      $      15.80      $     27,247      $      10.73
  Ineffective hedge activity                                             (565)            (0.46)               --                --
                                                                 ------------      ------------      ------------      ------------
                                                                       18,825             15.34            27,247             10.73
                                                                 ------------      ------------      ------------      ------------
EXPENSES:
  Operating expenses                                                    6,515              5.30             7,418              2.92
  Depletion, depreciation and amortization                              3,515              2.86             7,440              2.93
  General and administrative                                            3,224              2.63             3,278              1.29
  Taxes other than on income                                              647              0.53               584              0.23
                                                                 ------------      ------------      ------------      ------------
                                                                       13,901             11.32            18,720              7.37
                                                                 ------------      ------------      ------------      ------------
INCOME FROM OPERATIONS                                                  4,924              4.01             8,527              3.36
                                                                 ------------      ------------      ------------      ------------

OTHER NON-OPERATING INCOME (EXPENSE)
  Investment income and other                                             278              0.23               506              0.20
  Interest expense                                                     (2,668)            (2.17)           (6,509)            (2.56)
  Net gain on exchange rates                                              526              0.43             2,055              0.81
                                                                 ------------      ------------      ------------      ------------
                                                                       (1,864)            (1.51)           (3,948)            (1.55)
                                                                 ------------      ------------      ------------      ------------
INCOME FROM CONSOLIDATED COMPANIES
  BEFORE INCOME TAXES AND MINORITY INTERESTS                            3,060              2.49             4,579              1.81
  Income tax expense                                                    1,056              0.86             1,801              0.71
                                                                 ------------      ------------      ------------      ------------
INCOME BEFORE MINORITY INTERESTS                                        2,004              1.63             2,778              1.10
  Minority interest in consolidated subsidiary companies                  887              0.73             1,380              0.54
                                                                 ------------      ------------      ------------      ------------
INCOME FROM CONSOLIDATED COMPANIES                                      1,117              0.91             1,398              0.56
  Equity in net earnings (losses) of affiliated companies             (16,575)           (13.51)               87              0.03
                                                                 ------------      ------------      ------------      ------------
NET INCOME (LOSS)                                                $    (15,458)     $     (12.60)     $      1,485      $       0.59
                                                                 ============      ============      ============      ============

NET INCOME (LOSS) PER COMMON SHARE:
  Basic                                                          $      (0.44)                       $       0.04
  Diluted                                                        $      (0.44)                       $       0.04

Weighted average shares outstanding:
  Basic                                                                  35.3 million                        34.1 million
  Diluted                                                                35.3 million                        34.8 million

                         HARVEST NATURAL RESOURCES, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                            (in thousands, unaudited)

                                                                                          Three Months Ended March 31,
                                                                                         ------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:                                                        2003              2002
                                                                                         ------------      ------------
Net income (loss)                                                                        $    (15,458)     $      1,485
Adjustments to reconcile net income to net cash provided by operating activities:
       Depletion, depreciation and amortization                                                 3,515             7,440
       Amortization of financing costs                                                            140               300
       Loss on disposal of assets                                                                  --                77
       Equity in earnings (losses) of affiliated companies                                     16,575               (87)
       Allowance and write off of employee notes and accounts receivable                           51                81
       Non-cash compensation-related charges                                                       42                --
       Minority interest in undistributed earnings of subsidiaries                                887             1,380
       Deferred income taxes                                                                     (667)           (1,697)
Changes in operating assets and liabilities:
       Accounts and notes receivable                                                            5,896            (3,173)
       Prepaid expenses and other                                                                 378            (2,545)
       Commodity hedging contract                                                              (6,875)               --
       Accounts payable                                                                         2,335             4,585
       Accrued expenses                                                                          (393)           (1,373)
       Accrued interest payable                                                                 2,231              (654)
       Asset retirement liability                                                               4,263                --
       Commodity hedging contract payable                                                        (430)
       Income taxes payable                                                                    (1,315)            2,699
                                                                                         ------------      ------------
       Net Cash Provided By Operating Activities                                               11,175             8,518
                                                                                         ------------      ------------

Partial payment on sale of equity interest                                                         --           120,900
Additions of property and equipment                                                           (12,505)          (12,721)
Investment in and advances to affiliated companies                                               (497)          (10,625)
Decrease in restricted cash                                                                     1,800                --
Purchases of marketable securities                                                           (200,332)               --
Maturities of marketable securities                                                           200,650                --
                                                                                         ------------      ------------
       Net Cash Provided By (Used In) Investing Activities                                    (10,884)           97,554
                                                                                         ------------      ------------

Net proceeds from exercise of stock options                                                       120               471
Repurchase of common stock                                                                       (404)               --
Payments on short term borrowings and notes payable                                            (2,767)         (109,724)
Decrease in other assets                                                                           22                16
                                                                                         ------------      ------------
       Net Cash Used in Financing Activities                                                   (3,029)         (109,237)
                                                                                         ------------      ------------
       Net Decrease in Cash                                                                    (2,738)           (3,165)
Cash and Cash Equivalents at Beginning of Period                                               64,501             9,024
                                                                                         ------------      ------------
Cash and Cash Equivalents at End of Period                                               $     61,763      $      5,859
                                                                                         ============      ============